UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026 (February 11, 2026)

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

This section describes the material provisions of the Share Exchange Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Share Exchange Agreement.

Share Exchange Agreement

On February 11, 2026, Onconetix, Inc, a Delaware corporation (“Onconetix” or “Buyer”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among (i) Onconetix, (ii) Realbotix Corp., a company existing under the laws of the Province of Ontario (“Parent”), (iii) Simulacra Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Seller”) and (iv) Realbotix, LLC, a Delaware limited liability company and wholly owned subsidiary of the Seller (the “Company” or “Realbotix”).

Pursuant to the Share Exchange Agreement, subject to the terms and conditions set forth therein, the Seller agreed to contribute and transfer to Onconetix, and Onconetix agreed to acquire and accept, all of the issued and outstanding equity interests of the Company (the “Company Interests”) in exchange for newly issued shares of Onconetix common stock, par value $0.00001 per share (“Buyer Common Stock”), as further described below (the “Share Exchange” and the other transactions contemplated by the Share Exchange Agreement, the “Transactions”).

Consideration

In full consideration for the contribution of the Company Interests, Onconetix will issue shares of Buyer Common Stock to the Seller (the “Exchange Shares”), such that, immediately following the Closing and after giving effect to such issuance, the Seller will own a percentage of the fully diluted shares of Onconetix (the “Fully Diluted Shares”) that will be adjusted based on Net Cash (as defined below) as follows: (i) if Net Cash is greater than or equal to $12.5 million, but less than $15.0 million, Seller will own 90% of the Fully Diluted Shares, (ii) if Net Cash is greater than or equal to $15.0 million, but less than $18.0 million, Seller will own 85% of the Fully Diluted Shares, (iii) if Net Cash is greater than or equal to $18.0 million, but less than $20.0 million, Seller will own 80% of the Fully Diluted Shares and (iv) if Net Cash is greater than or equal to $20.0 million, Seller will own 75% of the Fully Diluted Shares. “Net Cash” means the amount of cash and cash equivalents held by Onconetix upon the Closing, whether received by Buyer or the Company in connection with the Transactions, net of D&O tail insurance costs; change-of-control or other payments owed to officers and director of Onconetix as a result of the Transactions; all indebtedness of Onconetix; certain Onconetix liabilities and Onconetix transaction expenses.

Conversion of Company Convertible Securities

Prior to the consummation of the Share Exchange, the holders of Company Convertible Securities will exercise their rights to receive Company Interests pursuant to the terms of such Company Convertible Securities (as defined below) at the applicable conversion ratio as set forth in the Company Convertible Securities (the “Company Convertible Securities Conversion”). Upon completion of the Company Convertible Securities Conversion and prior to Closing, all Company Convertible Securities will be canceled or terminated, as applicable, will no longer be outstanding and will cease to exist and no payment or distribution will be made with respect thereto. Each holder of Company Convertible Securities thereafter will cease to have any rights with respect to such securities.

Closing Conditions

The consummation of the Share Exchange is subject to customary closing conditions, including (i) the accuracy of the representations and warranties of the parties (subject to customary materiality qualifiers); (ii) compliance in all material respects by the parties with their respective covenants and agreements under the Share Exchange Agreement; (iii) delivery of customary closing certificates and good standing certificates; (iv) receipt by the Onconetix board of directors of a fairness opinion; (v) the absence of any law, order or injunction prohibiting the consummation of the Transactions and (vi) receipt of any required third-party and regulatory approvals and consents.

The obligation of the Company, Parent and Seller to complete the Closing is subject to the condition that, at Closing, Buyer shall have an aggregate of at least $12.5 million in Net Cash (the “Net Cash Condition”).

Additionally, the obligation of the Company, Parent and Seller to complete the Closing are subject to the conditions that (i) Buyer has entered into an agreement with an investor, reasonably acceptable to Buyer and the Company, providing for an equity line of credit pursuant to which such investor would commit to purchase up to an aggregate of $125.0 million of Buyer Common Stock and (ii) the conversion of all Buyer Preferred Stock into Buyer Common Stock and the termination of or certain amendments to of all Buyer Options and Buyer Warrants (the “Convertible Securities Condition”).

Termination

In addition to termination by mutual written agreement, for the other party’s uncured breach or if a governmental order permanently prohibits the Closing, the Share Exchange Agreement provides for termination:

●	By either party if the Closing has not been consummated on or before November 30, 2026, provided the terminating party is not in breach in a manner that caused the failure to close by such date. This date is automatically extended to December 20, 2026 if all conditions to Closing other than the NetCash Condition have been satisfied.

●	By either party if Buyer stockholder approval is not obtained at the stockholder meeting (including any adjournment or postponement thereof).

●	By the Company if a Buyer Adverse Recommendation Change (as defined in the Share Exchange Agreement) occurs prior to receipt of Buyer stockholder approval.

●	By Buyer in connection with entering into a definitive agreement for a Buyer Superior Proposal (as defined in the Share Exchange Agreement).

●	By Buyer if the audited Company financial statements have not been delivered by April 31, 2026.

Each party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of the Share Exchange Agreement and the Transactions. However, the Share Exchange Agreement provides for the payment of termination fees and reimbursement of transaction expenses in the following termination scenarios:

●	In the event of a termination of the Share Exchange Agreement as a result of a material breach by either party, the breaching party will be required to pay a termination fee to the non-breaching party of $500,000 plus transaction expenses, with such transaction expenses not to exceed $500,000.

●	In the event of a termination of the Share Exchange Agreement (i) by the Company as the result of a Buyer Adverse Recommendation Change or (ii) by Buyer upon entering into an agreement in respect of a Buyer Superior Proposal as a result of a Buyer Adverse Recommendation Change, Buyer must pay a termination fee of (A) $500,000 plus all Seller transaction expenses plus (B) if the transaction in respect of a Buyer Superior Proposal closes, an additional $1,500,000 upon closing of such transaction. If the transaction contemplated by the Buyer Superior Proposal doesn’t close, Buyer is only obligated to pay $500,000 plus all Seller transaction expenses.

●	In the event of a termination of the Share Exchange Agreement by the Company for failure to satisfy the Net Cash Condition, if Net Cash at the time of termination would be greater than $5.0 million (assuming the consummation of any Transaction Financing pursuant to Financing Agreements), Buyer is obligated to pay the Company’s transaction expenses, with such transaction expenses not to exceed $500,000.

Representations and Warranties

Onconetix, the Company and the Seller have made customary representations and warranties in the Share Exchange Agreement. The representations and warranties of Onconetix, the Company and the Seller will not survive the Closing.

Covenants of the Parties

Each party to the Share Exchange Agreement agreed to use its commercially reasonable efforts to consummate the Transactions.

The Share Exchange Agreement contains certain covenants by each of the parties, to be observed during the period between the execution of the Share Exchange Agreement and Closing, including covenants regarding: (1) the provision of access to information, properties, books, records and personnel; (2) delivery of audited financial statements of the Company; (3) litigation support; (4) the preparation and filing of a registration statement, SEC reports and related disclosure documents and compliance with Nasdaq listing and reporting requirements; (5) no insider trading; (6) further assurances; (7) public announcements; (8) confidentiality; (9) indemnification of directors and officers and tail insurance; and (10) transfer taxes.

The parties have agreed to take all necessary actions to cause Onconetix’s board of directors, immediately after closing, to consist of five directors, including: (i) one person who is designated by Onconetix and reasonably acceptable to the Company and (ii) four persons who are designated by the Company and reasonably acceptable to Onconetix.

Onconetix also agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the Exchange Shares to be issued under the Share Exchange Agreement and containing a proxy statement (a “Proxy Statement”) for the purpose of soliciting proxies from the stockholders of Onconetix for the matters to be acted on at the special meeting of the stockholders of Onconetix. Onconetix also agreed to use reasonable best efforts to maintain its listing on the Nasdaq and to enable the listing on Nasdaq of the Exchange Shares.

During the time between the execution of the Share Exchange Agreement and the Closing, the Company agreed to conduct its business in the ordinary course of business in all material respects and to comply with certain covenants regarding the operation of its business, including covenants related to (i) amendments to the Company’s organizational documents; (ii) recapitalization of the Company’s equity interests; (iii) issuance of additional securities; (iv) incurrence of additional indebtedness; (v) material changes to tax elections; (vi) amendments to or termination of material contracts; (vii) maintenance of books and records; (viii) establishment of any subsidiary or entry into a new line of business; (ix) maintenance of insurance policies; (x) revaluation of material assets or material changes in accounting methods, principles or policies, except as required to comply with U.S. GAAP; (xi) waiver, settlement or compromise of material claims, actions or proceedings, subject to specified thresholds; (xii) acquisition of equity interests or assets, or any other form of business combination, outside of the ordinary course of business; (xiii) capital expenditures in excess of specified thresholds; (xiv) adoption of a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (xv) voluntary incurrence of liabilities or obligations in excess of specified thresholds other than pursuant to contracts in existence as of the date of the Share Exchange Agreement or entered into in the ordinary course of business; (xvi) sale, lease, license or other disposition of any material portion of the Company’s assets, properties or rights; (xvii) entry into any agreement, understanding or arrangement relating to the voting of the Company’s equity interests; (xviii) taking any action that would reasonably be expected to materially delay or impair the obtaining of any required governmental or regulatory consents in connection with the Share Exchange Agreement; or (xix) authorization or agreement to take any of the foregoing actions.

During the same period, Onconetix also agreed to conduct its business in the ordinary course of business in all material respects and to comply with certain interim operating covenants, including covenants restricting Onconetix’s ability, without the Company’s prior written consent (subject to specified exceptions), to (i) amend its organizational documents; (ii) effect mergers, consolidations, acquisitions, liquidations, restructurings or other business combinations; (iii) issue, repurchase, redeem or otherwise modify its equity securities or declare dividends or other distributions; (iv) incur additional indebtedness or guarantee obligations of third parties; (v) dispose of material assets or subsidiaries; (vi) make material loans, advances or capital contributions; (vii) make material tax elections or changes in accounting methods, principles or practices, except as required by applicable law, GAAP or Regulation S-K; (viii) amend, terminate, waive or assign material contracts other than in the ordinary course of business; (ix) fail to maintain books, records or insurance coverage in the ordinary course of business; (x) establish subsidiaries or enter into new lines of business; (xi) settle material litigation or other proceedings other than within specified thresholds; (xii) make capital expenditures or incur liabilities in excess of specified thresholds; (xiii) enter into arrangements relating to the voting of Onconetix’s common stock; (xiv) take actions that would reasonably be expected to materially delay or impair the receipt of required governmental or regulatory approvals; or (xv) authorize, commit or publicly propose any of the foregoing actions.

Governing Law

The Share Exchange Agreement is governed by the laws of the State of Delaware.

Item 8.01 Other Events

Press Release

On February 12, 2026, Onconetix issued a press release announcing the entry into the Share Exchange Agreement (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Business of Realbotix

Realbotix is a technology company focused on designing and manufacturing artificial intelligence (“AI”) powered humanoid robots built for meaningful human interaction such as customer service, hospitality and healthcare. Manufactured in the United States, Realbotix’s customizable, life-sized robots offer human-like appearance and behavior. Realbotix’s assistive technology solutions enhance connections, learning, and entertainment across a range of industries and personal environments. These robots are powered by robotic hardware technologies and have the ability to integrate various AI systems or Realbotix’s proprietary AI.

Since the Parent’s acquisition of Simulacra Corporation (“Simulacra”) in April 2024, through Realbotix, the Parent has created customizable, full-bodied, human-like figures and robots with AI integration that improve the human experience through learning, connection and entertainment. Realbotix manufactures these humanoid robots in Nevada, USA.

Realbotix can replicate a historical figure, a celebrity or bring to life our client's vision for a humanoid robot. The clients choose what robot they want and customize the details and aesthetics of the robot's appearance and personality, which Realbotix achieves through patented technologies that deliver human-like appearances and movements.

Realbotix creates software and robots capable of performing complex tasks that historically were reserved and could only be performed by humans. Realbotix AI is programmed to have knowledge of the company’s business, and to serve its requirements to be interactive and conversational. For example, Realbotix’s AI can proactively ask questions of the person it is interacting with as opposed to reactively responding to questions when asked. Realbotix has also built its own proprietary AI platform. Realbotix leverages adaptors, retrieval-augmented generation and other customizing options for its AI models which are based on open source development.

Recent Developments

In February, 2025, the Parent announced the expansion of capabilities of its robotic hardware platform through the integration of third party LLMs including Open AI’s Chat GPT, Meta’s Llama, Google’s Gemini and DeepSeek R1. Realbotix’s ability to integrate a variety of third-party AI platforms provides an additional level of customizations to its robotic platform. The same month, the Parent launched its proprietary Robotic AI Vision System, featuring additional features such as face recognition, object recognition, face tracking, and real-time scene detection capabilities, which allow for enhanced robot use cases and foster heightened situational awareness.

In April and May, 2025, the Parent announced a collaboration with Tix4, Inc. (“Tix4”) and Hollo.AI, an AI platform for creating and monetizing personal digital identities, pursuant to which the Parent created an interactive robotic customer service agent for Tix4. The collaboration deployed a Realbotix robot, running Hollo.AI’s concierge and ticketing AI, as a Tix4 sales representative. This robotic customer service representative was first piloted at the Tix4 kiosk inside Fashion Show Las Vegas, and thereafter showcased live at The Venetian Resort, Las Vegas, Nevada.

In July, 2025, the Parent announced a new AI development with its robot able to communicate ﬂuently in 15 major languages, with access to more than 100 additional languages and dialects through cloud-based support, enhancing its robots’ ability to connect with people across a wide range of industries and cultural contexts.

In September, 2025, the Parent launched its AI chatbot, Ask Aria, on its customer-focused website, www.realbotix.com. Ask Aria allows users to engage in advanced, emotionally intelligent voice conversations with a digital version of Aria. The Ask Aria AI feature gives stakeholders, customers and the public the opportunity to engage with Realbotix’s AI.

In January, 2026, the Parent partnered with The FUTR Corporation (“FUTR”), a company focused on high-fidelity AI and next-generation payment infrastructure that helps consumers unlock financial value from their data, to bring FUTR’s AI agents into physical, interactive form. The partnership is anticipated to integrate FUTR’s AI Agent platform with Realbotix’s robotics technology to create a human-like interface, enabling users to interact with their personal AI Agent in a physical environment.

Also, in January, 2026, the Parent showcased a successful demonstration of two fully autonomous AI-powered humanoid robots having an unscripted conversation with each other at the Consumer Electronics Show, which demonstration showcases the autonomous nature of Realbotix robots and their ability to improvise a conversation using Realbotix’s proprietary AI software, running entirely on-device with proprietary models. During the live demonstration, Realbotix’s two humanoid robots engaged in real-time, autonomous conversation directly with one another, each powered by embedded AI and Realbotix’s advanced language model. The conversation was conducted successfully across multiple languages, including English, Spanish, French, and German, highlighting Realbotix’s multilingual conversational capabilities and the flexibility of its embodied AI platform.

Product Lines

Realbotix uses proprietary technology and engineering to make realistic humanoid figures and robots.

Product Applications

1.	Entertainment and Media

Robots can elevate entertainment and media moments in museums, conferences and amusement parks. Realbotix anticipates product applications in entertainment and media through increased brand awareness to clients using a robot as their brand representative at conference booths, or at a company’s tourist attraction’s information centre. The products are created upon collaboration with Realbotix’s sales team to ensure customized media content centered around a client’s brand that can be multi-purposed across social media channels.

2.	Corporate Services

The use of AI robots can benefit employee and stakeholder engagement by having the AI technology train a company’s workforce, deliver corporate messaging and presentations, and act as a greeter and entertainer at corporate social events.

3.	Healthcare and Education

Highly customizable, Realbotix’s AI human-sized robots can make social connections in environments like hospitals, healthcare facilities and education centres. In addition, the human-sized robots are created with Realbotix’s patented silicone skin technology, which has versatile uses within healthcare markets – including in training and development of high-end prosthetics.

Unique Features of Realbotix Robots

Customized & Interchangeable Face – Realbotix can replicate any human face with more than 14 moveable points to create multiple life-like expressions. Faces are modular and can be removed and changed to new faces in under one minute. These robotics faces contain realistic eyes with micro-cameras and facial tracking technology.

Customized & Interchangeable Body – Realbotix works with clients to design modular body panels that allow for quick character customization after delivery. The clients can thereafter change the appearance of their robot whenever they want.

Appearance – Realbotix’s robots have realistic human features, appearances and movements, including patented skin technology, perfected over 20 years, which mimics the texture and feel of real skin.

Robotic AI Vision System – Embedded within the irises of the Realbotix’s robots' eyes are state-of-the-art micro-cameras that seamlessly blend into their lifelike appearance. These advanced cameras enable real-time facial and voice recognition, allowing the robots to respond to human interactions with precision and authenticity, having scanned their environment and compiled contextual, visual cues.

AI Agnostic – Realbotix robots maintain relevance by being able to utilize the most recent AI software. The robots are able to maintain relevance through the user choosing the AI software that best serves the culture, language and application needed for the respective robot. Realbotix provides a developer-friendly hardware interface that is compatible with different AI software.

Realbotix Controller App – The central hub of the robot, the mobile controller app harnesses the processing power of clients’ phones to manage most of the robot's functions. It communicates via Bluetooth, Wi-Fi, or wired connections and offers features such as voice customization, scripted conversations, animation recording, calibration, and AI personalization.

Robotics and AI Industry

Realbotix operates in the growing markets of robotics and AI, with a particular focus on humanoid robotics. According to Precedence Research, the humanoid robotics market is expected to expand from $1.62 billion in 2023 to $28 billion by 2032, with applications spreading across healthcare, education, and media. Management believes that Realbotix is well-positioned to leverage this growth and capitalize on opportunities for market expansion in these industries.

Role of AI at Realbotix

AI can assist a board of directors in numerous ways, enhancing decision-making, operational efficiency, and governance. The management and Board of Directors at Realbotix use its own AI and third-party AI as supplemental sources of information, though do not rely on information or recommendations provided by AI as a sole source of information in making any decisions.

Specific applications of Realbotix’s AI (“Aria”) and of AI-driven advice that Realbotix is using or considering using include:

(a)	Market Analysis: Aria may be able to provide insights into market trends, competitors and consumer behavior, assisting the Board of Directors in its strategic planning and market positioning.

(b)	Risk Management: Aria may be able to identify potential business risks by analyzing patterns and anomalies in operational data, compliance records or market conditions.

(c)	Supply Chain Management: Aria may be able to provide predictive analytics to the Board of Directors with a view to optimizing existing inventory, reducing waste and managing logistics more effectively.

(d)	Strategy Evaluation: Aria may be able to provide special insights to the Board of Directors with respect to the evaluation of potential M&A targets, including by analyzing the target company’s financial health and its strategic alignment with Realbotix’s business.

(e)	Stakeholder Engagement: Aria may be able to analyze social media, news and other media (including shareholder bulletin boards, etc.) to measure public or shareholder sentiment towards Realbotix, which may assist the Board of Directors in discharging its duty to consider the interests of shareholders and other stakeholders more generally, enhancing engagement and transparency and possibly even enhancing its corporate social responsibility objectives.

(f)	Performance Monitoring and Contract-Based Insights: Aria may be able to monitor key performance indicators or to assess Realbotix’s adherence to key contractual obligations (including, for example, compliance with positive and negative covenants under material contracts, etc.), providing real-time insights into Realbotix’s compliance regime, for the benefit of the Board of Directors.

(g)	Innovation and Product Development: In the context of Board of Director discussions with respect to new business lines and product development, Aria may be able to assist in brainstorming new products or services by digesting market needs, technology trends and user feedback. With respect to Realbotix’s intellectual property, Aria may be able to identify potential areas for innovation by analyzing existing patents and innovations in the industry.

(h)	Talent Management: Aria may be able to aid the Board of Directors and management in identifying and analyzing potential director candidates or executive hires based on the skillsets required for a business of this nature.

Team

The Parent (previously, Tokens.com Corp.) was founded by Andrew Kiguel and was renamed Realbotix Corp. subsequent to its acquisition of Simulacra – U.S. based Simulacra Corporation – whose business was that of Realbotix today. Simulacra was founded by Matthew McMullen and incorporated Realbotix as its wholly-owned subsidiary.

In connection with the Share Exchange Agreement, Simulacra will contribute, transfer, convey, assign and deliver to the Buyer all of the outstanding equity interests of Realbotix in exchange for Buyer Common Stock, resulting in Realbotix becoming a direct wholly-owned subsidiary of the Buyer, on the terms and conditions set forth therein. Prior to the Transactions, Realbotix’s management consisted of Andrew Kiguel as Chief Executive Officer of Realbotix, Matthew McMullen as Chief Creative Officer of Realbotix, Eric Olsen as Chief Operating Officer of Realbotix, Susan Pirzchalski as Head of Robotic Engineering of Realbotix, Shubhkirti Prasad as Head of AI of Realbotix and Eric Abrahams as Chief Information Officer of Realbotix. Following the Transactions, each of Realbotix’s management team members will continue on as an employee of the Buyer.

Prior to the Transactions, Realbotix’s technical operations were based in Las Vegas, Nevada, its corporate operations were based in Toronto, Ontario, and Realbotix was qualified to conduct business in Delaware, Nevada and California. Following the Transactions, Realbotix’s technical and research and development will remain in Las Vegas, Nevada.

Risk Factors

The Buyer could fail to complete the Transactions, or the Transactions may be completed on different terms.

There can be no assurance that the Transactions will be completed, or if completed, that they will be completed on the same or similar terms to those set out in the Buyer’s previous disclosure. The Transactions are subject to the satisfaction of a number of conditions precedent, some of which are outside of the control of the Buyer, which include, among others, performance by Simulacra and Realbotix of their respective obligations and covenants in the Share Exchange Agreement. If these conditions are not satisfied (or waived) or the Transactions are not completed for any other reason, the Buyer’s stockholders will not receive the consideration contemplated in the Share Exchange Agreement.

If the Transactions are not completed, the ongoing business of the Buyer may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Transactions, and the Buyer could experience negative reactions from the financial markets, which could cause a decrease in the market price of Buyer Common Stock, particularly if the current market price reflects market assumptions that the Transactions will be completed or completed on certain terms. The Buyer may also experience negative reactions from its employees and there could be negative impact on the Buyer’s ability to attract future business opportunities. Failure to complete the Transactions or a change in the terms of the Transactions could each have a material adverse effect on the buyer’s business, financial condition and results of operations.

There is no certainty that the Share Exchange Agreement will not be terminated prior to the completion of the Transactions.

Under the Transactions, the Buyer and Simulacra have the right to terminate the Share Exchange Agreement in certain circumstances, including based on the failure to satisfy the conditions precedent or failure to receive the Buyer’s stockholder approval. Accordingly, there can be no certainty, nor can the Buyer provide any assurance, that the Share Exchange Agreement will not be terminated prior to the completion of the Transactions. Failure to complete the Transactions could negatively impact the trading price of the Buyer Common Stock or otherwise adversely affect the business of the Buyer.

Buyer stockholders may not realize a benefit from the acquisition of Realbotix commensurate with the ownership dilution they will experience in connection with the Transactions contemplated by the Share Exchange Agreement.

If the Buyer is unable to realize the full strategic and financial benefits currently anticipated from the Transactions, the Buyer stockholders may experience a dilution of their ownership interests in the Buyer without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Buyer is able to realize only part of the strategic and financial benefits currently anticipated from the Transactions. The Transactions may pose integration challenges which could result in management and business disruptions, any of which could harm the Buyer’s results of operation, business prospects, and impair the value of the Transactions to its stockholders.

The failure to successfully integrate the businesses of the Buyer and Realbotix in the expected timeframe would adversely affect the Buyer’s future results.

The Buyer’s ability to successfully integrate its operations and those of Realbotix will depend, in part, on the Buyer’s ability to realize the anticipated benefits from the Transactions. If the Buyer is not able to achieve the stated objectives, the anticipated benefits of the Transactions may not be realized fully, or at all, or may take longer to realize than expected, and the value of the Buyer Common Stock may be adversely affected. In addition, the integration of the Buyer’s and Realbotix’s respective businesses will be a time-consuming and expensive process. Proper planning and effective and timely implementation will be critical to avoid any significant disruption to the Buyer’s operations. It is possible that the integration process could result in the loss of key employees, the disruption of the Buyer’s business or the identification of inconsistencies in standards, controls, procedures and policies that adversely affect the Buyer’s ability to maintain relationships with customers, suppliers, distributors, creditors or lessors, or to achieve the anticipated benefits of the Transactions. Delays encountered in the integration process could have a material adverse effect on the Buyer’s operating results and financial condition, including the value of its Buyer Common Stock.

The pending Transactions may divert the attention of the Buyer’s management.

The pending Transactions could cause the attention of the Buyer’s management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Transactions and could have an adverse effect on the business, operating results or prospects of the Buyer regardless of whether the Transactions are ultimately completed.

Unexpected market disruptions may cause major losses for the Buyer not anticipated under the Share Exchange Agreement.

The Buyer may incur major losses in the event of disrupted markets and other extraordinary events in which market behavior diverges significantly from historically recognized patterns, which may offset any potential benefits achieved under the Share Exchange Agreement. The risk of loss in such events may be compounded by the fact that, in disrupted markets, many positions become illiquid, making it difficult or impossible to close out positions against which markets are moving. Market disruptions caused by unexpected political, military and terrorist events, or other factors, may from time to time cause dramatic losses for the Buyer.

The issuance of securities would result in significant dilution in the equity interest of existing stockholders and adversely affect the marketplace of the Buyer Common Stock.

The issuance or conversion of Buyer Common Stock or other securities convertible into Buyer Common Stock would result in significant dilution in the equity interest of existing Buyer stockholders and adversely affect the market price of the Buyer Common Stock. In addition, future issuances of, or conversions of, securities may result in significant dilution to existing Buyer stockholders, which could adversely impact your investment.

Risks associated with changes in the technology industry.

The Buyer, through Realbotix’s business, operates in a competitive industry characterized by rapid technological change and evolving industry standards. The Buyer’s ability to attract new customers to Realbotix’s business, and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and keep pace with technological developments and customers’ increasingly sophisticated needs. The success of any enhancement of Realbotix’s products or new related applications will depend on several factors, including the timely completion and market acceptance of the products.

The Buyer’s services are expected to embody complex technology that may not meet those standards, changes and preferences. The Buyer’s ability, through Realbotix, to design, develop and commercially launch products depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees, the availability of critical components from third parties, and its ability to successfully complete the development of the products in a timely manner. There is no guarantee that the Buyer will be able to respond to market demands. If the Buyer is unable to effectively respond to technological changes or fails or delays to develop services in a timely and cost-effective manner, the Buyer may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

The Buyer may be unable to protect its, or Realbotix’s, intellectual property.

The Buyer’s commercial success depends to a significant degree upon its ability to develop new or improved technologies, instruments, and services, and to obtain patents, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada and the United States. Despite devoting resources to the research and development of proprietary technology, the Buyer, through Realbotix, may not be able to develop new technology that is patentable or protectable. Further, patents issued to the Buyer or Realbotix, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide the Buyer with necessary or sufficient protection or a competitive advantage. Competitors and other third parties may be able to design around the Buyer’s or Realbotix’s intellectual property or develop technology similar to the Buyer’s or Realbotix’s products that is not within the scope of such intellectual property. The Buyer’s inability to secure its, or its indirectly owned, intellectual property rights may have a materially adverse effect on its business and results of operations.

The business of Realbotix is exposed to cybersecurity risks.

Cyber incidents can result from deliberate attacks or unintentional events, and may arise from internal sources (e.g., employees, contractors, suppliers and operational risks) or external sources (e.g., nation states, terrorists, hacktivists, competitors and acts of nature). Cyber incidents include unauthorized access to information systems and data (e.g., through hacking or malicious software) for purposes of misappropriating or corrupting data or causing operational disruption. Cyber incidents also may be caused in a manner that does not require unauthorized access, such as causing denial-of-service attacks on websites (e.g., efforts to make network services unavailable to intended users). A cyber incident that affects Realbotix might cause disruptions and adversely affect their respective business operations and might also result in violations of applicable law (e.g., personal information protection laws), each of which might result in potentially significant financial losses and liabilities, regulatory fines and penalties, reputational harm, and reimbursement and other compensation costs to the Buyer. In addition, substantial costs might be incurred to investigate, remediate, and prevent cyber incidents.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements (including, without limitation, the anticipated benefits and opportunities that may be generated by the proposed transaction described herein) are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the share exchange agreement; the possibility that the proposed transaction does not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain stockholder approval for the proposed transaction from Onconetix’s stockholders, if at all; risks related to Onconetix’s continued listing on Nasdaq until closing of the proposed transaction; the outcome of any legal proceedings that may be instituted against Realbotix, Onconetix, or the combined company; the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all; the possibility that the vision, goals, and trajectory of the combined company are not timely achieved or realized or achieved or realized at all; the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; the diversion of management’s attention from ongoing business operations and opportunities; changes in Onconetix’s stock price before closing; and other factors that may affect future results of Realbotix, Onconetix, or the combined company. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K filed with the SEC on April 11, 2024 (the “10-K”) and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Additional Information About the Proposed Transaction and Where to Find It

This Current Report on Form 8-K relates to a proposed transaction between Realbotix and Onconetix. In connection with the proposed transaction, Onconetix intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the common stock to be issued by Onconetix in connection with the proposed transaction. The Registration Statement will include a proxy statement of Onconetix and a prospectus of Onconetix (the “Proxy Statement/Prospectus”), and each of Realbotix and Onconetix may file with the SEC other relevant documents concerning the proposed transaction. After the Registration Statement is declared effective, the definitive Proxy Statement/Prospectus will be sent to the stockholders of Onconetix to seek their approval of the proposed transaction. This Current Report on Form 8-K is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or any other relevant documents that Realbotix or Onconetix has filed or will file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF ONCONETIX ARE URGED TO CAREFULLY AND ENTIRELY READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALBOTIX, ONCONETIX, THE PROPOSED TRANSACTION, AND RELATED MATTERS.

A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other relevant documents filed by Realbotix and Onconetix with the SEC, may be obtained free of charge, when they become available, at the SEC’s website at www.sec.gov. The information on Realbotix or Onconetix’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Realbotix, Onconetix and certain of their respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Onconetix, their ownership of Onconetix common stock, and Onconetix’s transactions with related persons is set forth in the 10-K and definitive proxy statement for Onconetix’s 2025 special meeting of stockholders, as filed with the SEC on November 10, 2025, and other documents that may be filed from time to time with the SEC. Additional information about the directors and executive officers of Realbotix and Onconetix and other persons who may be deemed to be participants in the solicitation of stockholders of Onconetix in connection with the proposed transaction and a description of their direct and indirect interests will be included in the Proxy Statement/Prospectus related to the proposed transaction or other relevant materials, which will be filed with the SEC. These documents may be obtained free of charge, when they become available, at the SEC’s website at www.sec.gov and from Onconetix using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or the solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act.

Item 9.01 Exhibits.

(d) Exhibits

2.1*	Share Exchange Agreement, dated February 11, 2026, by and among Onconetix, Inc., Realbotix, LLC, Realbotix Corp, and Simulacra Corporation.
99.1	Press Release, dated February 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: February 12, 2026	By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Interim Chief Executive Officer and Interim Chief Financial Officer